ARTICLES OF AMENDMENT
                                       OF
                       PRINCOR SHORT-TERM BOND FOND, INC.

         Princor Short-Term Bond Fund, Inc., a Maryland Corporation having its principal office in this state in Baltimore City, Maryland (hereinafter called the Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The charter of the Corporation is hereby amended by changing Article II of the Articles of Incorporation so that as amended, said Article shall be and read as follows:

         "The name of the corporation is Princor Limited Term Bond Fund, Inc. hereinafter called the `Corporation'."

     SECOND: The board of directors of the Corporation on January 30, 1996 duly adopted the following resolution:

         "BE IT RESOLVED, That the Certificate of Incorporation of Princor Short-Term Bond Fund, Inc. Be amended by changing Article II thereof so that, as amended, said Article shall be and read as follows:

     "The name of the corporation is Princor Limited Term Bond Fund, Inc. hereinafter called the `Corporation'."

     THIRD: No stock entitled to be voted on the proposed name change was outstanding or subscribed for at the time the board of directors adopted the resolution.

     FOURTH: The board of directors believes the resolution is in the best interests of the corporation.

     FIFTH: The Articles of Amendment shall become effective on the 1st day of February, 1996.

     IN WITNESS WHEREOF, Princor Short-Term Bond Fund, Inc. Has caused these presents to be signed in its name and on its behalf by its Vice President by its Assistant Secretary on April 18, 1994.

                               Princor Short-Term Bond Fund, Inc.

                               By   A. S. Filean
                                   Vice President and Secretary


Attest


Ernest H. Gillum
Assistant Secretary


         THE UNDERSIGNED, Vice President of Princor Short Term Bond Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledged, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                         Arthur S. Filean
                                         Vice President and Secretary